EXECUTION VERSION

AMENDMENT TO LOAN AND SECURITY AGREEMENT

AMENDMENT TO LOAN AND SECURITY AGREEMENT dated to be effective as of September 29, 2023 (this “Amendment”) among BLUEGREEN VACATIONS CORPORATION, a Florida corporation (“BXG”) and BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation (“BVU”), jointly and severally (individually and collectively, as the context requires “Borrower”) the LENDERS party hereto, and ZIONS BANCORPORATION, N.A., DBA NATIONAL BANK OF ARIZONA, a national banking association (“Administrative Agent”).

RECITALS

A.  The Borrower, Administrative Agent and the Lenders are party to that certain Loan and Security Agreement dated as of October 4, 2022 as amended by a letter agreement dated as of August 23, 2023 (as amended by this Amendment and as hereafter amended and as hereafter amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.Subject to the satisfaction of certain conditions, the Borrower, the Administrative Agent and the Lenders have agreed to make certain modifications to the Loan Agreement terms.  This Amendment shall document those modifications.

AGREEMENTS

Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Loan Agreement.
(a) The following definitions in Section 1.1 of the Loan Agreement are amended and restated to read as follows:

Loan:  the secured non-revolving term loan made by Lenders in a principal amount of up to $87,600,000 in favor of Borrower as evidenced and governed by this Agreement and the other Loan Documents.

Maximum Loan Amount:  $87,600,000.

Release Percentage:  with respect to each item of Timeshare Inventory and the release of the same from the lien of the Mortgage, the following percentages, as applicable, subject to adjustment under the conditions set forth in Section 2.7(c)(i) hereof:

(1) prior to the time the Release Percentage is recalculated as set forth in (2) below, the Release Percentage shall be equal to [29.4%] of the sales price of each Closing Timeshare that is sold to a Purchaser and is to be released from the lien of the Mortgage;

(2) Effective as of the Monthly Payment Date occurring in each of April, July, October and January throughout the Term commencing with the Monthly Payment Date occurring on January 20, 2024, and at the written request of Borrower to Administrative Agent, the Release Percentage shall be recalculated to equal (a) the then unpaid principal balance of the Loan (plus the portion remaining to be advanced, if any) divided by (b) the product of (i) the total unsold Vacation Points in the then Encumbered Timeshare Product;

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(ii) multiplied by the trailing six (6) month weighted average price per Vacation Points created and sold from the Collateral (based on the two (2) most recent quarterly inventory reports); (iii) multiplied by 58.7%.  Notwithstanding periodic recalculations of the Release Percentage, in no event shall the Release Percentage ever fall below 5% or exceed the initial Release Percentage.

(b) The first sentence in Section 2.1 of the Loan Agreement is amended and restated to read:  “Upon the terms and subject to the conditions set forth in this Agreement, Lenders, ratably in accordance with the respective Commitments, shall loan to or for the account of Borrower, and Borrower shall borrow and repay, the Loan in the maximum principal amount of $87,600,000, the proceeds of which will be used by Borrower (together with equity) for the purposes set forth in Section 2.3 below.”

(c) Section 2.3 of the Loan Agreement is amended and restated to read as follows:

2.3Use of Proceeds.  By way of background, Borrower has advised Administrative Agent that the projected costs to be incurred by Borrower in connection with the closing of the Acquisition and in connection with the making of the Post-Closing Improvements are as follows:

BUDGETED COSTS FOR ACQUISITION	BORROWING PERCENTAGE	DESCRIPTION OF USE OF LOAN PROCEEDS
$76,100,000	70%	Purchase Price for the Acquisition
$2,200,000	70%	Estimated Closing Costs (i.e. loan fees, legal fees, title fees and other closing costs)
BUDGETED COSTS FOR POST-CLOSING IMPROVEMENTS	BORROWING PERCENTAGE	DESCRIPTION OF USE OF LOAN PROCEEDS

$36,250,000	55%	Rooms Component of Post-Closing Improvements (See Section 8.6)
$4,200,000	55%	Preview Center Component of Post-Closing Improvements (See Section 8.6)
$2,500,000	55%	New Resort Amenities Component of Post-Closing Improvements (See Section 8.6)
$6,300,000	55%	Furniture, Fixtures and Equipment Component of Post-Closing Improvements (See Section 8.6)
$10,450,000	55%	Contingency Cost for Post-Closing Improvements (See Section 8.6)
$138,000,000	70%/55%	Total

The initial Borrowing will not exceed 70% of the Purchase Price and Closing Costs, identified above (established by evidence reasonably satisfactory to Administrative Agent) with the balance of the Purchase Price and Closing Costs to be paid by an equity contribution made to BVU.  Subject to the conditions to a Borrowing contained Section 8.6, subsequent Borrowings (funds advanced pursuant to Section 8.6 collectively referred to as “Improvement Funds”) will be made quarterly to fund a portion of the Post-

Closing Improvements costs, as more fully set forth in Section 8.6 hereof.  In no event shall the cumulative Borrowings over the Term to exceed the Maximum Loan Amount. To the extent there is cost savings in the construction any of the Preview Center Component, Rooms Component, New Resort Amenities Component, such savings may be reallocated to fund any cost overruns in the construction of the other components, upon written notice to Administrative Agent.

(d) Section 2.8(c)(ii) of the Loan Agreement is amended and restated to read as follows:

(ii)sold to a Purchaser or (b) an amount, calculated from time to time by Administrative Agent in good faith, as may be necessary to cause the Loan to be paid in full upon the initial sale of not more than 58.7% of the total Vacation Points (such total equaling at least 180,521,000 and 58.7% of such amount equaling at least 105,965,827) attributable to the Timeshare Inventory at the Property.  To the extent the then Release Percentage is not adequate to meet the 58.7% sellout requirement set forth in above, the Release Percentage shall either be appropriately adjusted upward in good faith, but not to exceed the initial Release Percentage (i.e. 29.4%), or Borrower shall make a prepayment of the Loan (without a prepayment premium) to such a degree that the 58.7% sellout requirement will be met. To the extent that previously-sold Timeshare Inventory is recovered by Borrower through foreclosure, forfeiture or other means (including as a trade-in in connection with an upgrade), a Release Payment in the amount set forth above shall be paid upon the re-sale of Timeshare Inventory; however Borrower shall not be required to re-encumber such Timeshare Inventory under the lien of the Mortgage when such Timeshare Inventory is recovered.

(e) Section 2.9(b) of the Loan Agreement is amended and restated to read as follows:

2.9(b)   Notwithstanding anything in Section 2.9(a) to the contrary, (i) prepayments in part or in full shall be permitted for any partial release payments of Timeshare Inventory; (ii) prepayments of the Loan resulting from prepayments from Borrower’s internal cash or draws and borrowings on Borrower’s corporate facilities shall be permitted; and (iii) prepayments without penalty for condemnation, casualty, or any prepayments required to satisfy Sections 2.5, 2.14 or 2.17.

(f) The second sentence in Section 8.6(c) of the Loan Agreement is amended and restated to read as follows:  “Provided no Event of Default or Default then exists, Borrower may request, not more than once per calendar quarter, a release of the Improvement Funds in an amount not to exceed (a) the 55% of the cumulative hard and soft costs actually incurred by Borrower for the Post-Closing Improvements (as established by evidence reasonably satisfactory to Administrative Agent and certified correct by BVU), less (b) any Improvement Funds already disbursed to Borrower for payment of the Post-Closing Improvements (the “Maximum Disbursement Amount”).”

(g) The last sentence of Section 8.6(f)(i) of the Loan Agreement is amended and restated to read as follows:  “The Loan shall be “in balance” only at such times as Borrower has invested sufficient funds into the payment of Post-Closing Improvements so that, in Administrative Agent’s commercially reasonable judgment, the undisbursed portion of the Improvement Funds shall be sufficient to complete and reimburse Borrower for fifty five percent (55%) of the Post-Closing Improvements.”

(h) The last sentence in Section 8.7 of the Loan Agreement is amended and restated to read as follows:  “BVU will begin the sale of Encumbered Timeshare Product through the Vacation Club on or before October 4, 2024.”

(i) Schedule 2.1 of the Loan Agreement is amended and restated to read as follows:

Commitments and Lenders

Name of Lender	Commitment	Applicable Percentage
Zions Bancorporation, N.A., dba National Bank of Arizona	$43,800,000.00	50.00%
Bankers Trust Company, an Iowa state chartered banking corporation	$21,900,000.00	25.00%
Liberty Bank, a Connecticut non-stock bank	$21,900,000.00	25.00%
TOTAL	$87,600,000.00	100.00%
(j) Exhibit K to the Loan Agreement is amended so that the applicable percentage referenced in paragraph 4 is reduced from 70% to 55%.

2. Amendment to Promissory Notes.  Each of the Promissory Notes issued by to Lenders are amended to reflect that the principal face of such notes are reduced to be consistent with the applicable Lender’s commitment as set forth in Schedule 2.1, as amended.

3. Conditions to Effectiveness and Consummation of the Amendment.  This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from the Borrower counterparts of this Amendment, signed on behalf of the Borrower and the other applicable parties thereto;

(b) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request including a certification of the identity, authority and capacity of each officer or officers of the Borrower authorized to act in connection with this Amendment and any other legal matters relating to the Borrower, the Amendment and the other documents executed in connection therewith, all in form and substance satisfactory to the Administrative Agent and its counsel;

(c) the Administrative Agent shall have received such financial information and projections, regarding the Borrower as Administrative Agent may reasonably request;

(d) the Borrower shall have paid Administrative Agent the following: (i) $86,600.00, for the ratable benefit of the Lenders, which shall be fully earned when paid, and (ii) all of the reasonable expenses incurred by the Administrative Agent in connection with the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s attorneys and their staff, and any recording and filing fees, charges and expenses;

(e) There shall have been no event, circumstance or occurrence that could reasonably be expected to have a Material Adverse Change; and
(f) no Default or Event of Default exists.

4. Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Amendment Effective Date:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Loan Agreement, as amended hereby on the Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.

(a) The representations and warranties of the Borrower set forth in the Loan Documents are, after giving effect to this Amendment, true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

5. Effect of Amendment.      Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Administrative Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Loan Agreement or entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Loan Agreement and the other Loan Documents specifically referred to herein.

(a) On and after the Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Loan Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Loan Agreement, as amended hereby.

6. Reaffirmation. The Borrower hereby reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and its obligations thereunder, and agrees and 5 admits that it has no defense to or offset against any such obligation, represents and warrants that no Default has occurred and is continuing, and represents and warrants that all of the representations and warranties made by it in the Loan Documents to which it is a party are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

7. Originally Executed Documents.  As an express condition to Lenders making any Loan advance(s) to Borrower based upon Administrative Agent’s receipt of fully-executed imaged copies of this Amendment, Borrower shall deliver to Administrative Agent fully-executed Amendment documents with original hand-written signatures (i.e., wet signatures) of the Borrower on or before thirty (30) days from the date of this Amendment, and the Borrower’s failure to do so on or before such date shall constitute an Event of Default under the Loan Agreement and the Loan Documents.  Notwithstanding the foregoing, Borrower and Administrative Agent agree that the this Amendment may be signed and transmitted by electronic mail of a .PDF document and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The Borrower and the Administrative Agent further agree that the signatures appearing on this Amendment (whether in imaged or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures. This Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona.
9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Signature pages follow

[SIGNATURE PAGE TO AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date first above written.

BORROWER:

BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation

By:

Name:Paul Humphrey

Title:Vice President

BLUEGREEN VACATIONS CORPORATION, a Florida corporation

By:

Name:Paul Humphrey

Title:  Senior Vice President, Finance, Capital Markets and Mortgage Operations

[SIGNATURE PAGE TO AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date first above written.

ADMINISTRATIVE AGENT AND LENDERS: ZIONS BANCORPORATION, N.A. DBA NATIONAL BANK OF ARIZONA, a national banking association, as Administrative Agent and a Lender By: Name: Title:

LIBERTY BANK, a Connecticut non-stock bank, a Lender

By_________________________
Name:
Title

BANKERS TRUST COMPANY, an Iowa state chartered banking corporation, a Lender

By_________________________
Name:
Title